Exhibit 8.1
List of Subsidiaries
As of the date of this annual report, the following are the subsidiaries of Inter&Co, Inc and Banco Inter S.A.:

Subsidiary of Inter&Co, Inc	Jurisdiction of Incorporation	Business Name

Inter Holding Financeira S.A.	Brazil	Inter Holding Financeira
Inter&Co Participações Ltda	Brazil	Inter&Co Participações
Mil Partipações e Locação S.A. (subsidiary of Inter&Co Participações Ltda.)	Brazil	n/a
Inter Mortgage Holding, Inc	United States	Inter Mortgage
YellowFi Mortgage LLC (subsidiary of Inter Mortgage Holding, Inc)	United States	YellowFi Mortgage
YellowFi Management LLC (subsidiary of Inter Mortgage Holding, Inc)	United States	YellowFi Management
Inter&Co Securities LLC	United States	Inter&Co Securities
INTRGLOBALEU Serviços Administrativos, LDA	Portugal	n/a

Subsidiary of Banco Inter S.A.	Jurisdiction of Incorporation	Business Name

Inter Distribuidora de Títulos e Valores Mobiliários Ltda.	Brazil	Inter DTVM
Inter Marketplace Intermediação de Negócios e Serviços Ltda.	Brazil	Inter Marketplace
IM Designs Desenvolvimento de Software Ltda.	Brazil	IM Designs
Acerto Cobrança e Informações Cadastrais S.A.	Brazil	Acerto
Inter Asset Holding S.A.	Brazil	n/a
Inter Digital Corretora de Seguros Ltda.	Brazil	Inter Seguros
Granito Instituição de Pagamento S.A. (under common control)	Brazil	Granito
Granito Sistemas de PVD Ltda. (subsidiary of Granito Instituição de Pagamento S.A.)	Brazil	n/a
Inter Food S.A (subsidiary of Inter Marketplace Intermediação de Negócios e Serviços Ltda.)	Brazil	Duo Gourmet
Inter Café Ltda. (subsidiary of Inter Marketplace Intermediação de Negócios e Serviços Ltda.)	Brazil	Inter Café
Inter Boutiques Ltda. (subsidiary of Inter Marketplace Intermediação de Negócios e Serviços Ltda.)	Brazil	Inter Store
Inter Viagens e Entretenimento Ltda. (subsidiary of Inter Marketplace Intermediação de Negócios e Serviços Ltda.)	Brazil	Inter Viagens
Inter Conectividade Ltda. (subsidiary of Inter Marketplace Intermediação de Negócios e Serviços Ltda.)	Brazil	Inter Conectividade
Inter Asset Gestão de Recursos Ltda (Subsidiary of Inter Asset Holding S.A.)	Brazil	Inter Asset
Inter&Co Payments Inc.	United States	Inter&Co Payments
Usend Financial Services ULC (subsidiary of Inter&Co Payments Inc.)	Canada	USEND
Usend Tecnologia e Serviços Financeiros Ltda. (subsidiary of Inter&Co Payments Inc.)	Brazil	USEND
Usend Ltd. (subsidiary of Inter&Co Payments Inc..)	United Kingdom	USEND
1